Exhibit 5.1

November 15, 2012

AspenBio Pharma, Inc. 1585 South Perry Street Castle Rock, Colorado 80104

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to AspenBio Pharma, Inc., a Colorado corporation (the “Company”), and are rendering this opinion in connection with a prospectus supplement, dated November 15, 2012 (the “Prospectus Supplement”), relating to the Registration Statement on Form S-3 (File No. 333-174213) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 2,237,900 shares of the Company’s common stock, no par value (the “Common Stock), which includes 1,946,000 shares of Common Stock sold in firm commitment underwritten transactions and 291,900 shares reserved for sale upon the exercise, if applicable, of over-allotment options granted under the Underwriting Agreements.

The shares of Common Stock are to be sold by the Company pursuant to two (2) Underwriting Agreements (the “Underwriting Agreements”) entered into by and between the Company and Aegis Capital Corp. as Representative of the underwriters (the “Representative”), which has been filed as Exhibits 1.1 and 1.2 to the Company’s Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement and the Prospectus Supplement; (b) the Underwriting Agreements; and (c) the Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company.  We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

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AspenBio Pharma, Inc.
November 15, 2012

We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the completeness of all documents reviewed by us.  In rendering the opinion set forth below, we have relied as to factual matters upon certificates, statements and representations of, and other information obtained from, the Company, its officers and representatives, public officials and other sources believed by us to be responsible.  We have assumed the conformity of the documents filed with the Commission via the EDGAR system, except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.

Based upon and subject to the limitations and assumptions set forth herein, we are of the opinion that the shares of Common Stock to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreements, will be validly issued, fully paid and nonassessable shares of Common Stock.

This opinion is limited to the present laws of the State of Colorado and the present federal law of the United States of America.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of our name therein and in the Prospectus Supplement under the heading “Legal Matters.”  In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ballard Spahr LLP